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                                                                    Exhibit 10.6
                                  OFFICE LEASE


THIS LEASE, made and entered into in the City of Bellevue, State of Washington, as of the 22nd day of March 1996, by and between THE TRUSTEES UNDER THE WILL AND OF THE ESTATE OF JAMES CAMPBELL, DECEASED acting in their fiduciary and not in their individual capacities (hereinafter referred to as "LESSOR"), and BENEFITS
- PLUS ADMINISTRATORS, INC., a Washington corporation (hereinafter referred to as "LESSEE"):

                                   WITNESSETH:

         In consideration of the mutual covenants herein contained, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, for the term hereinafter specified, the following described premises:

PREMISES

         The certain space of approximately 6,587 square feet of net rentable area, hereinafter referred to as the "DEMISED PREMISES" and as marked as Exhibit "A" attached hereto, which Demised Premises are located on the fifth (5th) floor of the building (the "BUILDING") commonly known as the "400 Building", located at 400 108th Avenue N.E., in Bellevue, King County, Washington, on the real property described in the legal description attached hereto and marked Exhibit "B".

TERM

         1. The term of this Lease (the "LEASE TERM") shall be eighty-four (84) calendar months commencing on the "Target Commencement Date" (defined below) or such later date as the Demised Premises shall be tendered to Lessee as set forth in Exhibit C attached (the "WORKLETTER"), or upon such earlier date as Lessee takes possession and commences use of the Demised Premises for the permitted use in Paragraph 4 below. Notwithstanding the preceding sentence, if the Commencement Date is a day other than the first day of the calendar month, the Lease Term shall not commence until the first day of the first calendar month following the Commencement Date, however all of the other terms and conditions of this Lease (including those regarding payment of rent) shall be applicable on the Commencement Date. Lessor will confirm the Commencement Date (and the date the term of this Lease will expire) in writing to Lessee promptly after the commencement of the term of this Lease. The target commencement date is June 1, 1996 (the "TARGET COMMENCEMENT DATE").

PARTIAL CONSIDERATION

         2. As partial consideration for the execution of this Lease, the Lessee shall pay to Lessor, the sum of Seven Thousand Two Hundred Seventy Three and 15/100 Dollars ($7,273.15). Such sum shall be applied to the rent due for the first month of the Lease term. In no event shall Lessor be required to keep these sums separate from its general accounts, nor shall Lessor be required to pay or accrue interest for use of the partial consideration.

RENT

         3. Lessee covenants and agrees to pay to Lessor, or its contract manager, THE SENECA REAL ESTATE GROUP, INC., at its office, or such other place or party as may be designated in writing by Lessor, as rent for the Demised Premises, the following sums:

(A) Base Rent: During the first forty-eight (48) full calendar months during the Lease Term (and any partial months at the commencement of the Lease Term), Eighty Seven Thousand Two Hundred Seventy Seven and 80/100 Dollars ($87,277.80) per annum, payable in equal monthly installments in the amount of Seven Thousand Two Hundred Seventy Three and 15/100 Dollars ($7,273.15), and thereafter One Hundred Thousand Four Hundred Fifty One and 76/100 Dollars ($100,451.76) per annum, payable in equal monthly installments in the amount of Eight Thousand Three Hundred Seventy and 98/100 Dollars ($8,370.98). Base Rent shall be due and payable in advance on the first day of each calendar month during the term hereof. Rent for partial months shall be prorated in proportion to the number of days of the month included in the Lease Term.

(B) Additional Rent:

         (1) During each calendar year after calendar year 1996 (the "BASE YEAR"), Lessee agrees to pay as "Additional Rent" for the Demised Premises, "Lessee's Share" (defined below) of all increases in Property Taxes and Operating Expenses incurred by Lessor in the operation of the Building, over the amount of the Property Taxes and Operating Expenses incurred by Lessor in the operation of the Building during the Base Year. For purposes of this Lease, "LESSEE'S SHARE" shall mean the ratio between the rentable area of the Demised Premises and the rentable area of the Building. Lessee's Share, calculated based on the initial square foot area of the Demised Premises, is nine and 92/100 percent (9.92%). The estimated amount of the Property Taxes and Operating Expenses for the Base Year is $7.65 per rentable square foot of the Building.

         (2) Prior to or promptly after the commencement of each calendar year following the Base Year, Lessor shall give Lessee a written estimate of the anticipated increases in Property Taxes and Operating Expenses over the Base Year and Lessee's Share of such increases. Lessee shall pay such estimated amount to Lessor in equal monthly installments, in advance, without deduction or offset, on or before the first day of each calendar month, with the monthly installment of Base Rent payable under Paragraph 3(A) above. After the end of each calendar year, Lessor shall furnish to

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                                     EXECUTED BY /X/ LANDLORD /X/ TENANT
                                                  ORIGINAL
                                    / / HNL    / / FSLC    / / MGR    /X/ TENANT
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Lessee a statement showing in reasonable detail the actual increases over the
Base Year in the Property Taxes and Operating Expenses incurred by Lessor during the applicable calendar year and Lessee's Share thereof. If the statement shows Lessee's Share of the actual increases exceeds the amount of Lessee's estimated payments, within thirty (30) days after receiving the statement, Lessee shall pay the amount of the deficiency to Lessor. If the statement shows Lessee has overpaid, the amount of the excess shall be credited against installments of Base Rent and Additional Rent next coming due under this Lease; provided, however upon the expiration or earlier termination of the Lease Term, if Lessee is not then in default under this Lease, Lessor shall refund the excess to Lessee.

         (3) If at any time during any calendar year of the Lease Term (other than the Base Year) the Property Taxes applicable to the Building change and/or any information used by Lessor to calculate the estimated Operating Expenses changes, Lessee's estimated share of such Property Taxes and/or Operating Expenses, as applicable, may be adjusted accordingly effective as of the month in which such changes become effective, by written notice from Lessor to Lessee of the amount or estimated amount of the change, the month in which effective, and Lessee's Share thereof. Lessee shall pay such increase to Lessor as a part of Lessee's monthly payments of estimated Property Taxes or Operating Expenses as provided in subparagraph (2) above, commencing with the month following the month in which Lessee is notified of the adjustment.

         (4) For purposes of this Lease, the term "Operating Expenses" means all costs of and expenses paid or incurred by Lessor for maintaining, operating, repairing, replacing and administering the Building, including all common areas and facilities, and shall include the following costs by way of illustration but not limitation: water and sewer charges; insurance premiums; license, permit, and inspection fees; heat; light; power; steam; janitorial and security services; labor; salaries; air conditioning; landscaping; maintenance and repair of driveways and surface areas; supplies; materials; equipment; tools; the cost of any capital improvements or modifications made to the Building by Lessor that are intended to reduce Operating Expenses, are required under any governmental law or regulation not applicable to the Building or not in effect at the time the Building was constructed, or are made for the general benefit and convenience of all tenants of the Building, which costs shall be amortized over such reasonable period as Lessor shall determine with a return on capital at the current market rate per annum on the unamortized balance or at such higher rate as may have been paid by Lessor on funds borrowed for the purpose of constructing such capital improvements; all property management costs, including office rent for any property management office and professional property management fees; legal and accounting expenses; and all other expenses or charges which, in accordance with generally accepted management practices would be considered an expense of maintaining, operating, repairing, replacing or administering the Building. Notwithstanding the foregoing, Operating Expenses shall not include ground lease rental payments or debt service on mortgages or deeds of trust encumbering the Building; leasing commissions and attorneys' and other fees and costs incurred in leasing space in the Building or in connection with disputes with tenants of the Building; depreciation; the cost of tenant improvements; or the cost of any special services rendered to individual tenants of the Building (including Lessee) for which a special charge is made or which are not generally made available to all tenants of the Building.

         (5) For purposes of this Lease, the term "Property Taxes" means all real estate taxes or personal property taxes and other taxes, surcharges and assessments, unforeseen as well as foreseen, which are levied with respect to the Building and any improvements, fixtures and equipment and other property of Lessor, real or personal, located in the Building and used in connection with the operation of the Building, and the land upon which it is situated, and any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered in Paragraph 4. The term "Property taxes" shall also include any rental, excise, sales, transaction, privilege, or other tax or levy, however denominated, imposed upon or measured by the rental reserved hereunder or on Lessor's business of leasing the Demised Premises, excepting only net income, inheritance, gift and franchise taxes.

(C) Late Charges: Rental shall be paid without deduction or offset. In the event Lessee should fail to pay any installment of rent or any other sum due Lessor hereunder within ten (10) days after such amount is due, Lessee agrees to pay to Lessor as Additional Rent a late charge equal to five percent (5%) of each such installment.

         4. Lessee will use and occupy the Demised Premises for office use and for no other purpose. Lessee will not use or permit in the Demised Premises anything that will increase the rate of fire insurance therein or prevent Lessor's taking advantage of any ruling of the Washington Insurance Examining Bureau or its successors which would allow Lessor to obtain reduced rates for long-term insurance policies, or maintain anything that may be dangerous to life or limb, or in any manner deface, injure or commit waste in, on or about said building or any portion thereof, or overload the floors, or permit any objectionable noise or odor to escape or to be emitted from the Demised Premises, or permit anything to be done upon the Demised Premises in any way tending to create a nuisance or to disturb any other tenants of the building, or to injure the reputation of the building or to use or permit the use of Demised Premises for lodging or sleeping purposes, or for any immoral

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or illegal purposes. Lessee will comply, at Lessee's own cost and expense, with all orders, notices, regulations or requirements of any municipality, state or other governmental authority respecting the use of the Demised Premises. Lessee shall be liable for and shall pay prior to delinquency, all taxes, levies and assessments against any personal property or trade fixtures placed by Lessee in or about the Demised Premises.

ASSIGNMENT & SUBLETTING

         5. (A) Lessee shall not voluntarily or involuntarily assign, sublet, mortgage or otherwise encumber or convey all or any portion of its interest in this Lease or in the Demised Premises without obtaining the prior written consent of Lessor, and any such attempted assignment, subletting, mortgage or other encumbrance or conveyance without such consent shall be null and void and of no effect. Lessor will not unreasonably withhold its consent to any proposed assignment or subletting by Lessee, and in determining whether to consent to a proposed assignment or subletting, Lessor may consider any commercially reasonable basis for approving or disapproving the proposed subletting or assignment, including without limitation any of the following: (i) the experience or business reputation of the proposed assignee or sublessee, (ii) whether the clientele, personnel or foot traffic which will be generated by the business of the proposed assignee or sublessee is consistent in Lessor's opinion with the businesses of other tenants of the Building, (iii) notwithstanding that Lessee or others may remain liable under this Lease, whether the proposed assignee or sublessee has a net worth and financial strength and credit record satisfactory to Lessor, and (iv) whether the use of the Demised Premises by the proposed assignee or sublessee will violate or create any potential violation of any laws or a breach or violation of any other lease or agreement by which Lessor is bound.

         (B) No permitted assignment, subletting, mortgage or other encumbrance of Lessee's interest in this Lease shall relieve Lessee of its obligations to pay the rent and to perform all of the other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision of this Lease or be a consent to any subletting, assignment, mortgage or other encumbrance or conveyance. Consent to one sublease, assignment, mortgage or other encumbrance or conveyance shall not be deemed to constitute consent to any subsequent attempted subletting, assignment, mortgage or other encumbrance or conveyance.

         (C) If Lessee desires at any time to assign this Lease or to sublet the Demised Premises or any portion thereof, it shall first notify Lessor of its desire to do so and shall submit in writing to Lessor no less than thirty (30) days prior to the date such assignment or subletting is to be effective (i) the name of the proposed subtenant or assignee; (ii) the nature of the proposed subtenant's or assignee's business to be carried on in the Demised Premises;
(iii) the terms and provisions of the proposed sublease or assignment and a copy of the proposed sublease or assignment form; and (iv) such financial and other information as Lessor may request concerning the proposed subtenant or assignee.

         (D) Upon receipt of the notice required in Paragraph 5(C) above, Lessor, at its option, shall have the right to terminate this Lease as to the portion of the Demised Premises which Lessee proposes to sublease or assign, unless Lessee withdraws its request for the proposed assignment or subletting within ten (10) days after receiving written notice of Lessor's election to terminate this Lease. Lessor shall have twenty (20) days from the date it receives Lessee's notice under Paragraph 5(C) to exercise such option. If Lessor exercises its option to terminate this Lease as to the portion of the Demised Premises to be sublet or assigned, Lessor shall be free to lease such portion of the Demised Premises to any person or entity (including the sublessee or assignee proposed by Lessee) on such terms and conditions as Lessor deems acceptable. If Lessor does not exercise such option within such time, Lessee may thereafter assign this Lease or sublet the portion of the Demised Premises subject thereof, provided Lessor pursuant to Paragraph 5(A) above consents thereto, but at the rental rate and other terms and conditions set forth in Lessee's notice to Lessor and not later than ninety (90) days after delivery of the aforesaid Lessee's notice to Lessor unless a further notice is given. No action or inaction by Lessor in connection with its right under this Paragraph 5(D) shall constitute or be deemed to constitute an approval of a proposed assignment or sublease for purposes of Paragraph 5(A). If Lessor elects not to recapture the portion of the Demised Premises to be sublet or assigned pursuant to this Paragraph 5(D) and Lessor consents to the subletting or assignment, Lessee shall pay to Lessor one-half (1/2) of any and all consideration received by Lessee for the sublease or assignment, including without limitation any rent payments to Lessee in excess of the monthly minimum rent payable by Lessee pursuant to this Lease; however, such additional consideration shall be reduced by any reasonable costs and expenses (including brokerage fees and tenant improvement costs) incurred by Lessee in connection with the subject sublease or assignment.

         (E) The voluntary or other surrender of this Lease by Lessee or a mutual cancellation hereof shall not work a merger, and shall at the option of Lessor, terminate all or any existing subleases or subtenancies or shall operate as an assignment to Lessor of such subleases or subtenancies. The transfer, assignment or hypothecation of any stock or other ownership interest in Lessee, in the aggregate in excess of twenty-five percent (25%), shall be deemed an assignment within the meaning and provisions of this Paragraph 5; provided, transfers of stock or other ownership

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interests in Lessee in excess of twenty-five percent (25%), shall not be deemed an assignment within the meaning and provisions of this Paragraph 5 so long as Ben W. Reppond, Louis R. Baransky, and Alison M. Elder collectively own at least fifty percent (50%) of the beneficial ownership interests in Lessee. Lessee agrees to reimburse Lessor for Lessor's reasonable costs and attorney's fees incurred in conjunction with the processing and documentation of any such requested assignment, subletting, transfer, change of ownership or hypothecation of this Lease or Lessee's interest in and to the Demised Premises.

ALTERATION

         6. Lessee will make no alterations in, or additions to, the Demised Premises without obtaining the prior written consent of Lessor. Lessor may impose such conditions on its consent as Lessor deems appropriate. All additions, improvements and fixtures (except the movable furniture and trade fixtures of Lessee) made or added either by Lessee or Lessor shall be and remain the property of Lessor; provided however, that Lessor may require, at Lessee's expense, that Lessee remove, upon termination of this Lease, any additions made or fixtures added by Lessee.

REPAIRS, SURRENDER OF PREMISES

         7. Lessee shall at all times take good care of the Demised Premises. Lessee agrees to promptly repair at Lessee's expense:

(A) all injury to the Demised Premises, or to the Building of which they are a part, caused by moving the property of Lessee in or out of the Building or the Demised Premises;

(B) all breakage or damage to the Demised Premises or the building caused by Lessee or the agents, servants or employees of Lessee;

(C) all injury or damage to the Demised Premises from fire or other casualty caused by negligence of Lessee, his agents, servants or employees except as provided in paragraph 10.

         Lessee shall return the Demised Premises to Lessor at the expiration or earlier termination of this Lease in good condition, subject to ordinary wear and tear.

INDEMNIFICATION

         8. (A) Lessor shall indemnify, hold Lessee harmless from and defend Lessee against any and all claims, losses, costs, damages, expenses and liabilities, including without limitation reasonable attorneys' fees, for any injury or damages to any person or property whatsoever, when such injury or damage has been caused in whole or in part by any negligent or willful act or omission of Lessor, or any officer, agent or employee of Lessor, or resulting from Lessor's failure to comply with any terms or conditions of this Lease. This indemnity shall not require payment as a condition precedent to recovery. This indemnity with respect to acts or omissions during the term of this Lease shall survive termination or expiration of this Lease. As between Lessor and Lessee, the foregoing indemnity is specifically and expressly intended to constitute a waiver of Lessor's immunity under Washington's Industrial Insurance Act, RCW Title 51, to the extent necessary to provide Lessee with a full and complete indemnity from claims made by Lessor, and its employees, to the extent of their negligence.

         (B) Lessee shall indemnify, hold Lessor harmless from and defend Lessor against any and all claims, losses, costs, damages, expenses and liabilities, including without limitation reasonable attorneys' fees, for any injury or damages to any person or property whatsoever, when such injury or damage has been caused in whole or in part by any negligent or willful act or omission of Lessee, or any officer, agent or employee of Lessee, or resulting from Lessee's failure to comply with any of the terms or conditions of this Lease. This indemnity shall not require payment as a condition precedent to recovery. This indemnity with respect to acts or omissions during the term of this Lease shall survive termination or expiration of this Lease. As between Lessor and Lessee, the foregoing indemnity is specifically and expressly intended to constitute a waiver of Lessee's immunity under Washington's Industrial Insurance Act, RCW Title 51, to the extent necessary to provide Lessor with a full and complete indemnity from claims made by Lessee and its employees, to the extent of their negligence.

         (C) Lessee shall and does hereby assume all risk of loss or damage to furnishings, furniture, fixtures, supplies, merchandise and other property, stored, placed or affixed in the Demised Premises and does hereby agree, except to the extent of the negligence or willful misconduct of Lessor or its employees, agents or contractors, Lessor shall not be responsible for loss or damage to any such property.

INSURANCE

         9. Lessee hereby agrees to maintain in full force and effect at all times during the term of this Lease, at its own expense, for the protection of Lessee and Lessor, as their interests may appear, policies of insurance issued by a responsible carrier or carriers acceptable to Lessor which afford the following coverages:

(A) Comprehensive General Liability Insurance including Blanket Contractual Liability Broad Form Property Damage, Personal Injury, Completed Operations, Products Liability and Fire



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         Damage, such insurance to afford protection in the minimum combined limit of not less that $1,000,000.00.

(B) Fire insurance with extended coverage endorsement upon Lessee's equipment, furniture, fixtures, merchandise and any other personal property located in the Demised Premises in the amount of the full insurable value thereof.

(C) Workers' Compensation as required by statute and Employee's liability of not less than $1,000,000.00.

The Lessee shall deliver to Lessor prior to occupancy and thereafter at least thirty (30) days prior to expiration of such policy, Certificates of Insurance evidencing the above coverage which shall expressly provide that at least thirty
(30) days prior written notice shall be given Lessor in the event of material alteration or cancellation of the coverage. Lessor makes no representation that the limits of liability specified to be carried by Lessee under the terms hereof are adequate to protect Lessee; if Lessee deems this insurance to be inadequate, Lessee shall, at its own expense, provide such additional insurance as necessary.

WAIVER OF SUBROGATION

         10. The parties shall obtain from their respective insurance carriers waivers of subrogation against the other party, agents, employees and as to Lessee, invitees. Neither party shall be liable to the other for any loss or damage caused by fire or any of the risks enumerated in a standard fire insurance policy with an extended coverage endorsement if such insurance was obtainable at the time of such loss or damage.

LIABILITY FOR INJURY OR DAMAGE

         11. Lessor shall not be liable to Lessee for any damage to personal property resulting from the carelessness, negligence or improper conduct on the part of a co-tenant or anyone other than Lessor, or for any damage to person or property resulting from any condition of the Demised Premises or other cause, including, but not limited to, damage by water, not resulting from the negligence of Lessor. Lessee shall give Lessor prompt notice of any defects in the Demised Premises to be remedied by Lessor.

DAMAGE TO PREMISES

         12. In the event the Demised Premises shall be wholly destroyed, this Lease may be terminated by either party as of the date of destruction. If the Demised Premises are partially damaged then Lessor may, at Lessor's option, exercised in writing within sixty (60) days of written notice of damage from Lessee, elect to terminate this Lease or to repair the damages. If Lessor elects to repair the damages, Lessor shall at its own expense, without unnecessary delay, repair the damages. If Lessor elects to repair, Lessee shall pay the cost of repairing any tenant improvements in the Demised Premises other than the Building itself and Building standard improvements. Lessee shall be entitled to an abatement of rent in fair proportion to the amount and nature of the damage sustained, until the Demised Premises are made fit for occupancy and use. Provided however, that Lessee shall not be entitled to an abatement of rent if such damage was caused by the negligence or willful misconduct of Lessee or Lessee's employees or invitees.

EMINENT DOMAIN

         13. If all or any part of the Demised Premises shall be taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking. In the event of a partial taking, either Lessor or Lessee shall have the right to terminate this Lease as to the balance of the Demised Premises by written notice to the other within thirty (30) days after such date, provided however, that a condition to the exercise by Lessee of such right to terminate shall be that the portion of the Demised Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Lessee's use of the balance of the Demised Premises. In the event of a total taking or a partial taking resulting in termination of this Lease, Lessor shall be entitled to any and all compensation, damages or awards which may be paid in connection therewith. Lessee shall be entitled to any damages attributable to moving expenses or damages to Lessee's non-removable fixtures, provided that such award does not diminish the award to Lessor and further provided that no portion of the award is for any excess value or leasehold value of this Lease. In the event of a partial taking of the Demised Premises which does not result in termination of this Lease, the monthly rental thereafter shall be equitably reduced.

ADMITTANCE BY PASS-KEY

         14. Lessor shall not be liable for the consequences of admitting by pass-key or refusing to admit to the Demised Premises Lessee or any of Lessee's agents, employees or other persons claiming the right of admittance.

EXHIBITION AND INSPECTION OF PREMISES

         15. Lessor and Lessor's agents shall have the right at reasonable hours to (a) exhibit the Demised Premises to prospective purchasers and during the final six months of the term hereof to prospective lessees; (b) to examine the Demised Premises to determine whether Lessee complying with its obligations hereunder and in reference to any emergency or general maintenance; (c) supply janitorial service and any other service supplied by Lessor to Lessee hereunder; and (d) to make repairs or alterations to any portion of the Building. Lessee hereby waives any claim for damages or any injury or inconvenience to or interference with Lessee's business, occupancy or quiet enjoyment


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of the Demised Premises. Lessor agrees Lessee may install an internal security system and locks on offices or other areas located in the Demised Premises so long as Lessor is provided with such pass-keys or codes as may be necessary for Lessor to have full access to the Demised Premises. Lessee at its option, may designate certain portions of the Demised Premises from time to time as being "off limits" and may secure such portions of the Demised Premises, and neither Lessor nor its employees, agents or contractors shall have any access to such areas of the Premises except in an emergency. If Lessee elects to designate areas of the Demised Premises as off limits, Lessor shall have no obligation to provide janitorial services to such areas.

VACATION OR ABANDONMENT

         16. Upon vacation or abandonment of the Demised Premises by the Lessee without the prior written consent of Lessor, Lessor may forthwith enter upon the Demised Premises or any portion thereof and relet and otherwise exercise control over the Demised Premises and Lessee's fixtures and equipment situated therein. For the purpose of such reletting, Lessor is authorized at the cost of Lessee to make any repairs, changes, alterations or additions in or to said Demised Premises which may be necessary in the opinion of Lessor for the purpose of such reletting. Such entry and control shall not release Lessee from the obligations herein and Lessee shall remain liable and continue to be bound and shall continue to pay rent, unless Lessor, at Lessor's election, shall terminate this Lease, and in that event Lessor shall be entitled to damages as provided in paragraph 24. Any personal property left on the Demised Premises shall be deemed to be abandoned at the option of Lessor and Lessee waives any claims to or arising from said property.

SIGNS

         17. No sign, picture, advertisement or notice shall be displayed, inscribed, painted or affixed to any of the glass or woodwork of the Demised Premises, or on the exterior walls of the Building, except such as shall be approved in writing by Lessor.

ELECTRICAL AND MECHANICAL DEVICES AND INSTALLATIONS

         18. Lessee shall not without Lessor's prior written consent, operate or install any electrical equipment or operate or install any machinery or mechanical device said Demised Premises other than that normal to office use. No electric wiring or other electrical apparatus shall be installed, maintained or operated on the Demised Premises, except with the prior written approval of and in a matter satisfactory to Lessor, and in no event shall Lessee overload the electrical circuits from which Lessee obtains current.

WINDOWS

         19. Lessee shall not allow anything to be placed on the outside window ledges of the Demised Premises. No awnings shall be attached to the outside of any windows of the Demised Premises. Only such window draperies furnished by Lessor, which shall be uniform to Building standards, shall be exposed to exterior views.

FLOOR COVERINGS

         20. Lessee, or any other person, shall not lay linoleum or any other similar floor covering or attach or affix any covering to the walls or ceiling of the Demised Premises or any part thereof without the prior consent of Lessor. Any such addition shall be deemed an alteration within the meaning of paragraph 6, and shall be subject to the conditions set forth therein.

SERVICES

         21. (A) Lessor agrees to furnish or cause to be furnished to the Demised Premises, the utilities and services described below, subject to the conditions and in accordance with the standards set forth below:

                  (1) Lessor shall provide automatic elevator facilities from 7 a.m. to 6 p.m., Monday through Friday, except for holidays observed by Building management ("NORMAL BUILDING HOURS"). At least one elevator will be available for use at all times other than Normal Building Hours (so Lessee shall have access to the Demised Premises seven (7) days per week, twenty-four (24) hours per day, including holidays), subject to such Building security systems and procedures as may be in effect from time to time. Passes permitting access to the Building at hours other than Normal Business Hours will be made available to Lessee for all existing and new employees of Lessee at no additional charge; provided, Lessor may impose a reasonable charge (currently $10.00) to replace lost, stolen or damaged passes.

                  (2) During Normal Building Hours, and on Saturdays (other than holiday weekends) from 8:00 a.m. to 1:00 p.m., Lessor shall ventilate the Demised Premises and furnish heat and air conditioning when in the judgment of the Lessor it is required for the comfortable occupancy of the Demised Premises, subject to any governmental requirements or standards relating to, among other things, energy conservation. Upon request, Lessor shall make available at Lessee's expense after hours heat or air conditioning. The minimum use of after hours heat or air conditioning and the cost thereof shall be determined by Lessor and confirmed in writing to Lessee the same may change from time to time. In addition to any and all other rights and remedies which Lessor may have for a violation or breach of this Lease, Lessor may discontinue said after hours heating and air conditioning service without any abatement of rent to Lessee whatsoever.

                  (3) Lessor shall furnish to the Demised Premises at all times, subject to interruptions beyond Lessor's control, electric current as required by the building standard office light and receptacles. At all times Lessee's use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installations, or be in violation of any governmental energy use ordinance.

                  (4) Lessor shall furnish water for drinking, cleaning and lavatory purposes only.

                  (5) Lessor shall provide janitorial services to the Demised Premises, comparable to that provided in other comparable office buildings in the immediate vicinity of the Building, provided the same are used exclusively as offices, and are kept reasonably in order by Lessee. If the Demised Premises are not used exclusively as offices, and Lessor directs, they shall be kept clean and in order by Lessee, at Lessee's expense and to the satisfaction of Lessor, and by persons approved by Lessor and no one other than persons approved by Lessor shall be permitted to enter the Demised Premises for such purposes. Lessee shall pay to Lessor the cost of removal of any of Lessee's refuse and rubbish in excess of that usually attendant upon the use of the Demised Premises as offices.

                  (6) Lessor shall replace, as necessary, the fluorescent tubes in the standard lighting fixtures installed by Lessor.

         (B) In accordance with Paragraph 3 of this Lease, as Additional Rent, Lessee shall pay its share of all charges for heat, water, light, gas, electricity, sewer, garbage, fire protection and any other utilities and/or services used or consumed on or supplied to the Building and not separately metered and charged to the Demised Premises or any other premises in the Building. Lessee shall be solely responsible for and shall promptly pay when due all charges for telephone or any other utilities or services separately metered or charged to the Demised Premises. Lessor may impose a reasonable charge for any utilities and services, including without limitation, air conditioning, electric current and water, required to be provided by Lessor by reason of any substantial recurrent use of the Demised Premises at any time other than Normal Building Hours, or any use beyond what Lessor agrees to furnish as described above, or special electrical, cooling and ventilating needs created in certain areas by hybrid telephone equipment, computers and other similar equipment or uses. At Lessor's option, separate meters for such utilities and services may be installed for the Demised Premises, and Lessee upon demand therefor, shall immediately pay Lessor for the installation, maintenance or repair of such meters.

         (C) Lessee agrees to cooperate fully at all times with Lessor and to abide by all regulations and requirements which Lessor may prescribe for the use of the above utilities and services. Any failure to pay any excess costs as described above shall constitute a breach of the obligation to pay rent under this Lease and shall entitle the Lessor to the rights herein granted for such breach.

         (D) Lessor shall not be liable for, and Lessee shall not be entitled to, any abatement or reduction of rent by reason of Lessor's failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lock-outs or other labor disturbance or labor dispute of any character, governmental regulation, moratorium or other governmental action, inability by exercise of reasonable diligence to obtain electricity, water or fuel, or by any other cause beyond Lessor's reasonable control, nor shall any such failure, stoppage or interruption of any such service be construed either as an eviction of Lessee, or relieve Lessee from the obligation to perform any covenant or agreement. In the event of any failure, stoppage or interruption thereof, however, Lessor shall use reasonable diligence to resume service promptly.

         (E) Notwithstanding anything hereinabove to the contrary, Lessor reserves the right from time to time to make reasonable and nondiscriminatory modifications to the above standards for utilities and services.

         (F) All telephone and telecommunications services desired by Lessee shall be ordered and utilized by Lessee at its sole cost and expense. Lessee shall separately contract with a telephone or telecommunications provider (a "Provider") to provide telephone and telecommunications services to the Demised Premises. If Lessee desires to utilize the services of a Provider whose equipment is not presently servicing the Building, such Provider must obtain the written consent of Lessor before it will be permitted to install its lines or other equipment within the Building. Lessor's consent to the installation of lines or equipment within the Building by any Provider shall be evidenced by a written agreement between Lessor and the Provider, which contains terms and conditions acceptable to Lessor in its sole discretion. Lessor's refusal for any reason whatsoever to consent to any prospective Provider shall not be deemed a default or breach by Lessor of its obligations under this Lease. Lessor makes no warranty or representation to Lessee to the suitability, capability or financial strength of any Provider whose equipment is presently serving the Building, and Lessor's consent to a Provider whose equipment is not presently serving the Building shall not be deemed to constitute such a representation or warranty. To the extent the service by a Provider is interrupted, curtailed or discontinued for any reason whatsoever, Lessor shall have no obligation or liability in connection therewith unless the interruption is caused by the negligence or intentional misconduct of Lessor, and it shall be the sole obligation of Lessee at its expense to obtain substitute service. The provisions of this paragraph are solely for the benefit of Lessee and Lessor, are not for the benefit of any third party, specifically including without limitation, no telephone or telecommunications provider shall be deemed a third party beneficiary hereof.

ATTORNEYS' FEES

         22. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action and such amount shall be included in any judgment rendered in such proceeding.

DEFAULT

         23. The occurrence of any one or more of the following events shall constitute a breach of this Lease and default by Lessee:


                  (A) if Lessee fails to make prompt payment of rent or any amounts due Lessor in connection with Lessee's occupancy of the Demised Premises; or

                  (B) if Lessee fails to keep or perform any of the covenants or conditions of this Lease or rules or regulations in connection therewith, other than the making of any payment when due; or

                  (C) if a receiver shall be appointed for Lessee's property or any part thereof, or if a petition is filed by Lessee for an arrangement with his creditors under the United States Bankruptcy Act, or if Lessee shall be declared bankrupt or insolvent according to law, or if any assignment of Lessee's property shall be made for the benefit of creditors.

With respect to a default occurring under (A) above, Lessee shall have five (5) days following receipt of written notice from Lessor within which to cure any such default. With respect to a default arising under subparagraph (B) above, Lessee shall have twenty (20) days following receipt of written notice from Lessor within which to cure any such defaults; provided, if the nature of the default is such that the cure cannot reasonably be cured within such twenty (20) day period, the cure period shall be extended for so long as may be reasonably necessary to cure the default (but for no more than an additional sixty (60) days) if (i) Lessee commences the cure within the initial twenty (20) day period and thereafter diligently prosecutes the cure to completion in good faith; and
(ii) Lessee furnishes Lessor with such assurances and indemnities as Lessor may reasonably require to insure completion thereof and fully and completely protect Lessor from any loss or liability resulting from any such default or any delay by Lessee in curing the default. The notice periods provided for above shall include, but not be in addition to, any notice periods otherwise required by RCW 59.12, as now or hereafter amended, or any legislation in substitution thereof.

REMEDIES

         24. In the event of a default or breach not cured within the applicable cure period, if any, Lessor may at any time, without waiving or limiting any other right or remedy reenter and take possession of the Demised Premises, terminate this Lease and/or pursue any remedy allowed by law. In the event of any entry or taking possession of the Demised Premises by Lessor, Lessor shall have the right but not the obligation to remove therefrom all or any part of the personal property of Lessee located therein and may place the same in storage in a public warehouse at the cost and risk of Lessee. If Lessor elects to reenter the Demised Premises and terminate this Lease, Lessor may recover from Lessee as damages the following: (i) the worth at the time of award of any unpaid rental which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of such rental loss Lessee proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rental for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Lessor for all the detriment approximately caused by Lessee's failure to perform its obligations under this Lease, including but not limited to any costs or expenses incurred by Lessor in (a) retaking possession of the Demised Premises, including attorneys' fees and costs, (b) maintaining or preserving the Demised Premises after Lessee's default, (c) preparing the Demised Premises for reletting to a new tenant, including repairs or alterations to the Demised Premises for such reletting, (d) leasing commissions and (e) any other costs necessary or appropriate to relet the Demised Premises; plus (v) at Lessor's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of Washington. As used in item (i) and (ii) above, "worth at the time of award" is computed by allowing interest at the interest rates specified in Paragraph 41 below. As used in item (iii) above, the "worth at the time of award" is computed by using the discount rate of six percent (6%). If Lessor retakes possession, Lessor shall have the right to let any other available space in the Building before reletting or attempting to relet the Demised Premises and such action shall not relieve Lessee of any of its obligations hereunder. All remedies provided herein are cumulative and are in addition to those provided by law.

CUMULATION OF REMEDIES - NO WAIVER

         25. No right to remedy herein expressly conferred upon or reserved to Lessor is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. The failure of Lessor or Lessee to insist in any one or more instances upon the strict performance by the other party of any of the covenants of this Lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of any such covenant or option. The receipt by Lessor of rent with the knowledge of a breach of any covenant or agreement hereof shall not be deemed a waiver of such breach, and no waiver by either party of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by the other party or its duly authorized agent.

LIGHT AND AIR

         26. This Lease does not grant any right of access to light, air, or view, over the property, and Lessor shall not be liable for any diminution of such light, air, or view by any adjacent structure.

REPAIR

         27. In the event Lessor, during the term of this Lease, deems it necessary to repair, alter, remove, reconstruct or improve any part of the Demised Premises or the Building, then such repairs, alterations, removals, reconstructions or improvements may be made by and at the expense of Lessor without any interference or claim for damages by Lessee, but there shall be such an abatement or adjustment of rent as shall be just and in proportion to the interference with Lessee's occupation of the Demised Premises, unless such repairs or alterations. are made at Lessee's request, or necessitated by reason of Lessee's negligence or the negligence of Lessee's employees, agents or invitees.


HOLDING OVER

         28. Unless otherwise agreed in writing by Lessor and Lessee, any holding over by Lessee after the expiration of the Lease Term consented to in advance in writing by Lessor, shall be construed as a tenancy for month-to-month on the terms and conditions set forth herein at such rental rate as may be agreed upon by Lessor and Lessee. Any such holdover tenancy consented to by Lessor may be terminated by either party upon thirty (30) days written notice to the other party, unless otherwise agreed in writing. Lessor agrees it will not unreasonably withhold its consent to a proposed holdover by Lessee, however Lessee agrees it shall not be unreasonable for Lessor to withhold its consent to a holdover if Lessor has leased all or any portion of the Demised Premises to another person or entity or if Lessor believes it is necessary to have possession of the Demised Premises in order to relet it. Any holding over by Lessee after the expiration of the Lease Term without Lessor's consent shall be deemed a tenancy at will, terminable at any time by Lessor, at a rental rate equal to one and one-half (1 1/2) times the Base Rent and Additional Rent payable by Lessee during the last month rent is payable by Lessee pursuant to this Lease. Acceptance by Lessor of rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal or extension of the Lease term. The foregoing provisions of this Paragraph are in addition to and do not affect Lessor's right of re-entry or any other rights of Lessor hereunder or as otherwise provided by law.


LIENS

         29. Lessee shall keep the Demised Premises and the Building free from any liens arising out of any work performed, materials furnished or obligations incurred by Lessee. Lessor shall have the right to post or keep posted on the Demised Premises any notices that may be provided by law or which Lessor may deem to be proper for the protection of the Lessor, the Demised Premises and the Building from such liens. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Lessor, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair to the Demised Premises or any part thereof, nor as giving Lessee any right, power or authority to contact for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the fee of the Demised Premises. If any such lien shall at any time be filed against the Demised Premises, Lessee shall cause the same to be discharged of record within twenty
(20) days after the date of filing the same. Any amount paid by Lessor for any of the expenses or fees incurred or arising from such lien, including all reasonable legal or other expenses of Lessor, shall be repaid by Lessee to Lessor on demand with interest at the interest rate specified in Paragraph 41 below.


FURNITURE AND BULKY ITEMS

         30. Safes, furniture or bulky items shall be moved in or out of the Demised Premises only at such hours and in such manner as shall least inconvenience other tenants, as Lessor shall decide. No safe or other articles of over 1000 pounds shall be moved into the Demised Premises without the consent of the Lessor. Lessor shall have the right to fix the position of any article of such weight in the Demised Premises.

REGULATIONS

         31. Lessor may make and enforce regulations appropriate for maintenance and management of the Building including but not limited to regulations for order, cleanliness and security, but said regulations shall not be inconsistent with the terms, covenants and conditions of this Lease. Lessor shall not be responsible to Lessee for the nonperformance by any other tenant or occupant of any said rules or regulations.

PREPARATION FOR OCCUPANCY

         32. Lessor shall cause the Demised Premises to be improved with the tenant improvements in accordance with the Workletter. All improvements made in connection with the preparation of the

Demised Premises for occupancy shall be and remain the property of Lessor. Lessee shall pay all costs of furnishing, installing or connecting fixtures and any equipment required by Lessee.

POSSESSION

         33. If Lessor for any reason cannot deliver possession of the Demised Premises to Lessee on or before the Target Commencement Date, then except as provided below, Lessor shall not be subject to any liability therefor; nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder; provided Lessee shall not be obligated to pay rent until possession of the Demised Premises is tendered to Lessee. Notwithstanding the foregoing, if Lessor has not delivered possession of the Demised Premises within one hundred twenty (120) days from the Target Commencement Date, then at Lessee's option, to be exercised within thirty (30) days after the expiration of said 120-day period, this Lease shall terminate and upon Lessor's return of any monies previously deposited by Lessee the parties shall have no further rights or liabilities towards each other. Notwithstanding the foregoing sentence, if Lessor is unable to deliver possession of the Demised Premises to Lessee within the 120-day period due to delays caused by Lessee or material shortages, labor strikes, or other reasons beyond Lessor's control, the 120-day period shall be extended by the number of days of delay experienced by Lessor. If Lessor is unable to deliver possession of the Demised Premises to Lessee prior to the Target Commencement Date, and such failure is the result of causes within the reasonable control of Lessor, if and to the extent Lessee (or Group Data Administrators, Inc.) is required to pay holdover rent at its current premises, at 915 118th S.E. in Bellevue, Washington, in excess of the rent currently payable by Lessee pursuant to its lease thereof, Lessor shall reimburse Lessee (or Group Data Administrators, Inc.) for the amount of such excess rent on a monthly basis upon the presentation to Lessor of an invoice specifying the amount thereof; provided, Lessee shall use reasonable efforts to negotiate with its Lessor a holdover rent not in excess of that which Lessee is presently paying pursuant to its lease.

DEMOLITION

         34. In the event at any time Lessor decides to demolish the Building, or substantially change the character of the Building, then Lessor may cancel this Lease upon six (6) month's prior written notice to Lessee. Upon date of actual termination, all payments due for unamortized tenant improvements following said termination date shall be forgiven in their entirety by Lessor and Lessee shall have no obligation pursuant to Paragraph 6 of this Lease to remove tenant improvements. If Lessor so elects to terminate this Lease, on or before the effective date of the termination, Lessor shall pay to Lessee an amount equal to the unamortized balance of the Lessee Improvement costs, if any, paid by Lessee pursuant to Exhibit C attached. Such costs shall be amortized over the initial term of this Lease on a straight-line basis without interest.

SUBORDINATION

         35. Lessee agrees that upon request of Lessor it will subordinate its rights hereunder to the lien of any Mortgage, Ground Lease or Deed of Trust now or hereafter enforced against the Land or the Building of which the Demised Premises are part and to all events made or hereafter to be made upon the security thereof. Lessee agrees to execute such documents that may be necessary to effectuate the provisions of this article.

ESTOPPEL CERTIFICATE

         36. At any time upon ten (10) days prior written request by Lessor, Lessee shall promptly execute, acknowledge and deliver to Lessor, a certificate certifying (a) that this Lease is unmodified and in full force and effect or, if there had been modifications, that this Lease is in full force and effect as modified, and state the date and nature of each modification; (b) the date, if any, to which rental and other sums payable hereunder have been paid; (c) that no notice has been received by Lessee of any default which has not been cured, except as to default specified in said certificate; and (d) such other matters as may be reasonably requested by Lessor. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary of a Deed of Trust placed on or against the building or on or against Lessor's interest or estate or any part thereof.

RESERVED

        37. Reserved.

ARTICLE HEADINGS

         38. The article headings throughout this instrument are for convenience in reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

NOTICE

         39. Any notice which may be given by either party to the other, whether required under the terms of this Lease or by law, shall be conclusively deemed to be sufficiently given when deposited in the United States mail, postage prepaid, registered or certified, addressed if to the Lessor at: The Estate of James Campbell, c/o The Seneca Real Estate Group, Inc., 10900 N.E. 4th Street, Suite 800, Bellevue, WA 98004, and if to Lessee: at the Premises, or at such other address which the parties may from time to time designate.

PARTIES AFFECTED

         40. The rights, liabilities and remedies provided for herein shall extend to the heirs, legal representatives, successors and as far as the terms of this Lease permit, assigns of the parties hereto. The words "Lessor" and "Lessee" and their accompanying verbs or pronouns, whenever used in this Lease shall apply equally to all persons, firms or corporations which may be or become parties hereto.

TIME

         41. TIME IS OF THE ESSENCE OF THIS AGREEMENT. Any amount due from Lessee to Lessor under this Lease which is not paid within five (5) days of the date due, shall bear interest from the date such payment due until paid (computed on the basis of a 365-day year) at the lesser of (a) the maximum and lawful rate per annum, or (b) the prime business lending rate publicly quoted from time to time by Seattle-First National Bank, Seattle main branch, plus three percentage points (3%) per annum. If Seattle-First National Bank ceases to quote a prime rate or similar rate, Lessor shall select the prime rate or similar rate quoted by another national bank having an office in Seattle, Washington.

ENTIRE
AGREEMENT

         42. This Lease and the exhibits hereto constitute the entire agreement between the parties hereto and no modification of this Lease shall be binding unless evidenced by an agreement in writing signed by the Lessor and Lessee.

AFFILIATED COMPANIES

         43. Notwithstanding Paragraph 5 above, any corporation, partnership, limited liability company or other entity in which Ben W. Reppond has an ownership interest may occupy portions of the Demised Premises pursuant to subleases, provided Lessor receives written notice of the sublease within thirty
(30) days after the date the sublease is to become effective, and further provided the business of the proposed sublessee is related to the primary business of Lessee (i.e., the sale, brokerage and servicing of medical, dental, life and disability insurance for groups and individuals). Any such sublease must contain terms and conditions reasonably acceptable to Lessor, including provisions requiring the sublessee to maintain insurance and indemnification obligations comparable to those required pursuant to Paragraphs 8 and 9 of this Lease.

PARKING

         44. Throughout the term of this Lease, Lessee shall be entitled to one
(1) parking permit for unreserved monthly parking in the Skyline Tower parking garage, per each one thousand (1,000) rentable square feet of space from time to time constituting the Demised Premises. Such parking permits shall be made available to Lessee at the then current charge for unreserved monthly parking in the Skyline Tower garage, as such rates may change from time to time, however during the initial twelve (12) months of the Lease Term, parking will be made available to Lessee at one-half (1/2) of the other prevailing rate charged for unreserved monthly parking in the Skyline Tower garage. Lessee acknowledges the current charge for unreserved monthly parking in the Skyline Tower garage is $80.00 per month, including applicable Washington State sales taxes. Lessee's parking privileges in the Skyline Tower parking garage shall be subject to whatever parking methods are then being used in the Skyline Tower parking garage (e.g, self parking, valet parking, stack parking, etc.) and subject to any rules and regulations applicable to parking in the Skyline Tower garage. Lessor will provide Lessee with validation stickers so that its clients and visitors may park in the Skyline Tower at no charge for up to thirty (30) minutes so long as Lessor generally makes such validation stickers available to substantially all of the tenants of the Building.

PERSONAL
GUARANTEE

         45. Ben W. Reppond and Louis R. Baransky will personally guarantee a portion of Lessee's obligations under this lease pursuant to a Guaranty of Lease in the form attached to this Lease as Exhibit D.

PARTIAL
TERMINATION

         46. So long as Lessee is not in default under this Lease, Lessee shall have the right to terminate this Lease for up to one-half (1/2) of the rentable area of the Demised Premises effective as of the end of the thirty sixth (36th) full calendar month of the Lease Term, or as of the end of the sixtieth (60th) full calendar month of the Lease Term, if Washington state or federal health care legislation has been enacted which causes a demonstrable reduction in Lessee's annual revenues by more than twenty five percent (25%) from the most recent calendar year prior to the enactment of such legislation. To so terminate this Lease pursuant to this Paragraph 46, Lessee must give Lessor written notice between June 1 and August 31 of the year prior to the date the cancellation is to be effective. The configuration of the Demised Premises following such a termination shall be subject to the mutual agreement of Lessor and Lessee. In addition, Lessee must pay to Lessor at least thirty (30) days prior to the date the termination is to be effective, an "Early Termination Fee" calculated pursuant to the following sentence. The Early Termination Fee shall be equal to the sum of (i) the unamortized balance of a pro rata portion (calculated based on the ratio between the rentable area of the portion of the Demised Premises as to which this Lease is terminated and the original rentable area of the Demised Premises) of all costs and expenses incurred by Lessor in connection with this Lease, specifically including all costs associated with the design, permitting and construction of the tenant improvements to the Demised Premises, the cost of relocating any existing tenants on the fifth (5th) floor of the Building to accommodate this Lease, and all brokerage commissions incurred by Lessor in connection with this Lease ("Lessor's Costs"), amortized using an interest rate of nine percent (9%) per annum, and (ii) the cost of constructing a demising wall between the portion of the Demised Premises as to which the termination applies and the remainder of the Demised Premises. If Lessee so elects to terminate this Lease, Lessor and Lessee shall be relieved of their respective obligations and duties under this Lease for the applicable portion of the Demised Premises, effective as of the termination date, except for indemnities and other obligations which are intended to survive the expiration or earlier termination of this Lease, or any obligations either may have to the other which arise prior to the effective date of termination.

EXPANSION OPTION


         47. Lessee shall have a right of first offer to lease any remaining space on the fifth (5th) floor of the Building which becomes available for lease (the "RFO Space"). Lessee's right to lease RFO Space shall be subject and subordinate to any expansion or other such rights as other tenants of the Building may have in and to the RFO Space as of the date of this Lease. Prior to leasing any RFO Space to any third party (other than a tenant with existing rights in and to the RFO Space), Lessor will first advise Lessee in writing of the RFO Space available and the date the RFO Space will be available for the commencement of tenant improvement work. Lessee shall have three (3) business days after receiving such notice from Lessor to notify Lessor in writing that Lessee desires to expand the Demised Premises to include all of the offered RFO Space. If Lessee does not timely notify Lessor of Lessee's desire to lease the subject RFO Space, Lessor shall be free to lease such space to any person or entity on whatever terms or conditions Lessor desires. If Lessee timely notifies Lessor of Lessee's desire to lease the subject RFO Space, this Lease shall be amended to provide for the expansion of the Demised Premises to include the subject RFO Space. Upon the expansion of the Demised Premises pursuant to this Paragraph 47, the Demised Premises will be expanded to include the RFO Space and Lessee will take occupancy and commence paying rent thereon on the earlier of the following dates (the "Expansion Date"): (i) the date Lessee commences the beneficial use and occupancy of the applicable RFO Space for purposes other than the construction of tenant improvements, or (ii) three (3) business days after the improvements to the applicable RFO Space are substantially complete. All of the terms and conditions of this Lease shall be applicable to RFO Space added to the Demised Premises pursuant to this Paragraph 47, including rental rate and term. For improvements to RFO Space, Lessor will make a tenant improvement allowance available to Lessee in an amount equal to $.20 (i.e., $16.88 + 84) per full calendar month remaining in the Lease Term following the applicable Expansion Date. Improvements to RFO Space added to the Demised Premises will be made in accordance with the procedures set forth in the Workletter, to the extent applicable.

EXTENSION OPTION


         48. So long as Lessee is not then in default under this Lease, on the terms and conditions stated in this Paragraph 48, Lessee shall have the option to extend the term of this Lease one (1) additional eighty-four (84) month period (the "Additional Term"). To exercise its option to extend this Lease for the Additional Term, Lessee must deliver to Lessor a written notice (an "Option Notice") exercising its renewal option at least twelve (12) months (but not more than eighteen (18) months) prior to the date the then Lease Term will expire, together with a then current financial statement of Lessee. If such financial statement(s) show a material adverse change in Lessee's financial condition since the date of this Lease, at Lessor's option, Lessee's exercise of its extension option shall be null and void. The extension option granted to Lessee pursuant to this Paragraph 48 is personal to Lessee and may not be exercised by or for the benefit of any assignee or sublessee of Lessee (other than a sublessee permitted pursuant to Paragraph 43 above). All of the terms and conditions of this Lease shall apply during the Additional Term except (i) the base annual rent shall be the "fair market rent" (defined below) for the Demised Premises as agreed to by Lessor and Lessee or determined by arbitration as set forth below; (ii) unless otherwise agreed by Lessor in writing, there shall be no further renewal options after the commencement of the Additional Term; and
(iii) Lessor shall have no tenant improvement obligations with respect to the Demised Premises. When the rental rate for the Additional Term is determined, whether by agreement of the parties or pursuant to arbitration as provided below, Lessor and Lessee shall enter into a lease extension agreement setting forth the new base rent for the Demised Premises and such other terms as may be applicable. If at the time Lessee delivers the Option Notice to Lessor, or at any time between such date and the commencement date of the Additional Term, Lessee defaults under this Lease and fails to cure its default within the applicable cure period, if any, Lessor may declare the Option Notice null and void by written notice to Lessee. The term "fair market rent" means the rate per rentable square foot that a willing, non-equity tenant would pay in an arms-length transaction for comparable space in the Building and in comparable buildings in the central business district of Bellevue, Washington, for leases having a seven (7) year term, taking into account the then condition of the improvements in the Demised Premises. Lessor and Lessee agree the base annual rent for the Additional Term shall be determined as follows:


         (A) Lessor shall advise Lessee in writing ("Lessor's Notice") of Lessor's determination of fair market rent not later than thirty (30) days after receiving the Option Notice. Within thirty (30) days after receiving Lessor's Notice, Lessee shall notify Lessor in writing ("Lessee's Notice") whether or not Lessee accepts Lessor's determination of the fair market rent. If Lessee disagrees with Lessor's determination of fair market rent, Lessee's Notice shall set forth Lessee's determination of fair market rent. If Lessee fails to give Lessee's Notice to Lessor within such thirty (30) day period, then the Option Notice shall be deemed null and void, unless otherwise agreed in writing by Lessor and Lessee. If Lessee does not accept Lessor's determination of fair market rent, and Lessee has given Lessee's Notice, the parties (or their designated representatives) shall promptly meet and attempt to agree on the fair market rent. If the parties have not agreed on the fair market rent within ninety (90) days after Lessor receives the Option Notice, and Lessee's renewal option is still in effect in accordance with the terms of this paragraph, then unless otherwise agreed in writing by the parties, the parties shall submit the matter to arbitration in accordance with the terms of the following paragraphs. The last day of such ninety (90) day period (as the same may be extended by the written agreement of the parties) is referred to in this Lease as the "Arbitration Commencement Date".

                  (B) The arbitration will be conducted by three MAI real estate appraisers who have been active over the five (5) year period ending on the Arbitration Commencement Date in the appraisal of downtown properties in Bellevue, Washington. One appraiser will be selected by Lessee, one appraiser will be selected by the Lessor, and the third appraiser will be selected by the two appraisers so chosen. If the two appraisers chosen by the parties cannot agree on a third appraiser within ten (10) days after the date the second appraiser has been appointed, the third appraiser will be appointed by the Seattle office of the American Arbitration Association upon the application of either party. Each party shall select its appraiser within ten (10) days after the Arbitration Commencement Date. If either party fails to select its appraiser within such ten (10) day period, and the other party timely selects its appraiser, then the appraiser selected by the other party shall be the sole arbitrator for determining fair market rent.

                  (C) Within thirty (30) days after the selection of the third appraiser (or if only one appraiser is to render the decision as provided in subparagraph (ii) above, within thirty (30) days after the last day of the above-referenced ten (10) day period), the appraiser(s) shall determine fair market. If more than one appraiser has been appointed, the decision of a majority of the appraisers shall control. If a majority of the appraisers do not agree within the stipulated time period, then each appraiser shall in writing render his or her separate determination as to fair market rent within five (5) days after the expiration of the thirty (30) day period. In such case, the three determinations shall be averaged to determine the fair market rent; however, if the lowest fair market rent or the highest fair market rent is ten percent (10%) lower or higher, as applicable, than the middle fair market rent, then the low fair market rent and/or the high fair market rent, as applicable, shall be disregarded and the remaining fair market rent(s) will be averaged in order to establish the fair market rent.


                  (D) Both parties may submit any information to the arbitrators for their consideration, with copies to the other party. The arbitrators shall have the right to consult experts and competent authorities for factual information or evidence pertaining to the determination of fair market rent. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease. The determination of the arbitrators will be final and binding upon Lessor and Lessee. The cost of the arbitration will be paid by Lessor if the fair market rent determined by arbitration is ninety percent (90%) or less than the fair market rent specified in Lessor's Notice; by Lessee if the fair market rent determined by arbitration is one hundred ten percent (110%) or more than the fair market rent specified in Lessee's Notice; and otherwise shall be shared equally by Lessor and Lessee.

IN WITNESS WHEREOF, the parties hereto have executed this lease as of the date first herein written.

    LESSEE:                            LESSOR:
    BENEFITS - PLUS                    THE TRUSTEES UNDER THE WILL AND OF THE
    ADMINISTRATORS, INC,               ESTATE OF JAMES CAMPBELL, DECEASED, acting
                                       in their fiduciary and not in their individual capacities

    By: /s/ Louis R. Baransky          By: /s/ Roy S. Robins
        ---------------------              -------------------------------
    Louis R. Baransky, Chairman        Roy S. Robins, Director of Mainland
                                           Properties


    By: /s/ Ben W. Reppond             By: /s/ Douglas C. Morris
        ---------------------              -------------------------------
    Ben W. Reppond, Secretary          Douglas C. Morris, Senior Asset Manager

                                       Its
                                          --------------------------------

EXHIBIT A


                                   SUITE #500


                                    PREMISES

                                 [LEASING PLAN
                                  400 BUILDING
                                   5TH FLOOR]

STATE OF WASHINGTON                 )
                                    )    ss.
COUNTY OF KING                      )

         On this 22nd day of March 1996, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Louis
R. Baransky and Ben W. Reppond, to me known to be the Chairman and Secretary, respectively of BENEFITS - PLUS ADMINISTRATORS, INC., the corporation named in and which executed the foregoing instrument; and they acknowledged to me that they signed the same as the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned.

         I certify that I know or have satisfactory evidence that the persons appearing before me and making this acknowledgment are the persons whose true signatures appear on this document.

         WITNESS my hand and official seal the day and year in this certificate above written.

                           /s/ Carol Baldwin
                           _______________________
                           Signature

                           Carol Baldwin
                           _______________________
                           Print Name
                           NOTARY PUBLIC in and for the State of Washington, residing at Bellevue. My commission expires 10-2-97.

STATE OF CALIFORNIA                         )
                                            ) ss.
COUNTY OF                                   )

         On this     day of        , 1996, before me, a Notary Public in and for
the State of California, duly commissioned and sworn, personally appeared Roy S. Robins and Douglas C. Morris, known to me to be the Director of Mainland Properties and Senior Asset Manager, respectively, of THE TRUSTEES UNDER THE WILL AND OF THE ESTATE OF JAMES CAMPBELL, DECEASED, the parties named in and which executed the foregoing instrument; and they executed the foregoing document, and acknowledged to me that they signed the same as their free and voluntary act and deed of said trustees for the uses and purposes therein mentioned.

         I certify that I know or have satisfactory evidence of the persons appearing before me and making this acknowledgment are the persons whose true signatures appear on this document.

         WITNESS my hand and official seal the day and year in this certificate above written.
                                _________________________________
                                Signature

                                _________________________________
                                Print Name

                                NOTARY PUBLIC in and for the State of
                                California, residing at_____________.
                                My commission expires_______________.

                                   EXHIBIT B





                                  400 BUILDING

                          400 - 108th Avenue Northeast
                              Bellevue, Washington

                               LEGAL DESCRIPTION

PARCEL NO. 1:

That portion of the south 1/2 of the southwest 1/4 of the northwest 1/4 of the northeast 1/4 of Section 32, Township 25 North, Range 5 East, W.M., in King County, Washington which lies south of the north 99 feet of said south 1/2; EXCEPT the south 16-1/2 feet thereof, and EXCEPT the west 30 feet thereof conveyed to King County for road by deed recorded under Auditors File No. 913744, also EXCEPTING that portion thereof lying within the south 100.00 feet of the north 199.00 feet of the west 230.00 feet of the south 1/2 of the southwest 1/4 of the northwest 1/4 of the northeast 1/4 of said section; and

PARCEL NO. 2:

The west 230 feet of the south 100 feet of the north 199 feet of the south 1/2 of the southwest of the northwest 1/4 of the northeast 1/4 of Section 32, Township 25 North, Range 5 East, W.M. in King County, EXCEPT the west 30 feet thereof conveyed to King County for road by deed recorded under Auditor's File No. 913744.

                                    EXHIBIT C

                         TENANT IMPROVEMENT WORKLETTER

                  This Workletter is attached to and a part of that certain Lease (the "Lease") between THE TRUSTEES UNDER THE WILL AND OF THE ESTATE OF JAMES CAMPBELL, DECEASED ("Lessor"), and BENEFITS - PLUS ADMINISTRATORS, INC. ("Lessee"). The purpose of this Workletter is to set forth how the Tenant Improvements (defined below) to the Demised Premises are to be constructed and designed, who will be responsible for constructing the Tenant Improvements, who will pay for the Tenant Improvements and the time schedule for completion of the Tenant Improvements. Lessor and Lessee hereby agree as follows:

         1. Defined Terms. Unless otherwise defined in this Workletter, capitalized terms used in this Workletter shall have the same meanings given such terms in the Lease. The following capitalized terms shall have the meanings set forth below:

         "Allowance" means the amount of $111,178.

         "Architect" means Marvin Stein & Associates, Inc.

         "Business Day" means any day other than a Saturday, Sunday or other day on which United States national banks in Seattle, Washington are authorized or required by law to be closed for business.

         "Contractor" means TCI General Contractors Inc. or such other contractor as may be agreed upon by the parties.

         "Cost of the Work" means all costs of completing the Work, including the Contractor's fees, design fees, Lessor's coordination fees, demolition costs, the cost of installing computer cabling and communications equipment, permit fees and any applicable taxes.

         "Plans and Specifications" means the space plan, detailed plans and specifications (including without limitation all mechanical, electrical and plumbing drawings) and working drawings pursuant to which the Tenant Improvements will be completed. The Plans and Specifications shall be compatible with the design, construction and equipment of the Building, and shall show all partition locations, plumbing locations, air conditioning system and duct work, special air conditioning requirements, reflected ceiling plans, office equipment locations, and special security systems, if any.

         "Ready for Occupancy" or "Substantial Completion" means complete to the extent Lessee may reasonably use and occupy the Demised Premises for the purpose for which the same were intended, as evidenced by the issuance of a Standard AIA Certificate of Substantial Completion executed by the Architect and issuance of a certificate of occupancy (or other governmental approval permitting the occupancy of the Demised Premises by Lessee) by the City of Bellevue, subject to minor details of construction, decoration and mechanical adjustments that remain to be completed by Lessor, which do not materially interfere with Lessee's use of the Demised Premises.

         "Tenant Improvements" means those certain improvements to the Demised Premises to be described in the Plans and Specifications, as the same may be modified pursuant to Paragraph 7 of this Workletter, including all items of Work, including labor and materials, that are utilized directly or indirectly in altering, repairing, improving, adding to, modifying or otherwise changing the Demised Premises to accommodate Lessee's occupancy.

         "Lessee's Representative" means the individual designated by Lessee as its tenant improvement representative pursuant to Paragraph 10 of this Workletter.

         "Work" means construction of the Tenant Improvements in accordance with the Plans and Specifications, as the same may be modified pursuant to Paragraph 7 of this Workletter.

         2. Preparation of Plans and Specifications.

         a.Lessee shall cause the Plans and Specifications to be prepared by Architect and submitted to Lessor or on before the Plan Submittal Date set forth in Paragraph 6 below. Lessee shall provide Lessor with at least two (2) complete sets of the Plans and Specifications. Lessor shall have ten (10) Business Days after receiving the Plans and Specifications to approve the Plans and Specifications or provide Lessee with its comments. Lessee shall then have five
(5) Business Days after receiving Lessor's comments to revise and resubmit the Plans and Specifications to Lessor. Lessor shall have five (5) Business Days after receiving the revised Plans and Specifications to either approve or disapprove the revised Plans and Specifications. The process outlined in the preceding two sentences shall be repeated until Lessor and Lessee have mutually agreed on the Plans and Specifications. The final approved Plans and Specifications must be in compliance with applicable building codes and with insurance regulations for fire resistant Class A buildings. Lessee agrees and understands that Lessor's review and approval of the Plans and Specifications pursuant to this Workletter is solely to protect the interest of Lessor, and Lessor shall not be the guarantor of nor responsible for the correctness of the Plans and Specifications, or responsible for the compliance of the Plans and Specifications with applicable laws.

        b. Lessee shall cause the Plans and Specifications to be prepared in a form satisfactory for submittal to the appropriate governmental authorities for permits and licenses required for construction of the Tenant Improvements.

     3. Construction of Tenant Improvements.

        a. Lessor shall cause the Tenant Improvements to be constructed in accordance with the Plans and Specifications approved by both parties in accordance with Paragraph 2 above by the Contractor.

        b. If the Cost of the Work exceeds the amount of the Allowance, Lessor will so notify Lessee and Lessee shall pay the amount of the difference on the later of (i) the Commencement Date of the Lease, or (ii) ten (10) days after written notice from Lessor of the amount due from Lessee.

     4. Acceptance of Demised Premises. Lessor will notify Lessee when the Tenant Improvements are Ready for Occupancy. Within three (3) Business Days after receiving such notice, and prior to move-in of any furniture, fixtures or equipment, and again not more than twenty (20) days after Lessee occupies the Demised Premises, Lessee shall inspect the Demised Premises for any deficiencies in the Work. A "punchlist" of all the deficiencies in the Work shall be prepared and agreed upon by both Lessor and Lessee. Lessor will correct defective items stated in the punchlist which are the responsibility of Lessor or the Contractor. If Lessee does not so provide Lessor with a punchlist prior to occupying the Demised Premises or within twenty (20) days thereafter, Lessee shall be deemed to have accepted the Demised Premises and the Tenant Improvements in their then present condition, except for latent defects not reasonably discoverable upon an inspection of the Demised Premises. The existence of minor punchlist items shall not postpone the Commencement Date of the Lease or result in a delay or abatement of Lessee's obligation to pay rent or give rise to a damage claim against Lessor. Lessor agrees to complete all punchlist items which are Lessor's or the Contractor's responsibility within forty five (45) days after receiving the final punchlist (or longer if reasonably necessary).

     5.Completion and Rental Commencement Date

        a. Notwithstanding the Target Commencement Date of the Lease, Lessee's obligation for the payment of rent under the Lease shall not commence until the Demised Premises are Ready for Occupancy; provided, if Lessor is delayed in substantially completing the Work as a result of delays caused by Lessee, then Lessee's obligation to pay rent under the Lease shall commence on the date the Tenant Improvements would have been Ready for Occupancy except for the delays caused by Lessee as reasonably determined by Lessor and the Contractor.

        b. For purposes of this Workletter, the phrase "delays caused by Lessee" means any delay that Lessor may encounter in performance of the Work as a result of (i) delays resulting from changes in or additions to the approved Plans and Specifications or the Tenant Improvements which are requested by Lessee; (ii) delays by Lessee in the submission of information (including the Plans and Specifications) required of Lessee pursuant to this Workletter, or the giving of authorizations or approvals within any time limits set forth in this Workletter;
(iii) delays due to the postponement of any of the Work at the request of Lessee; or (iv) delays otherwise attributable to the acts or omissions of Lessee or its employees, agents or contractors.

     6. Schedule. Lessee and Lessor hereby agree to make reasonable efforts to meet all of the deadlines included in the schedule detailed below:

                                            Date

Plan Submittal Date                     March 12, 1996
Acceptance of Space/Preparation
of Initial Punchlist                    May 29, 1996
Target Occupancy Date                   June 1, 1996

     7. Changes In Work. Lessee shall have the right to request, in writing, changes to the Plans and Specifications and to the Work, subject to Lessor's prior approval. Lessor shall notify Lessee in writing of any additional costs and any construction delays attributable to such change and whether or not Lessor approves or disapproves of the requested change. Lessor may condition its approval of any change on receipt of written confirmation from Lessee within three (3) Business Days after receiving Lessor's notice, that Lessee will pay the additional cost of making the change and any costs Lessor will incur as a result of any delays. If Lessee fails to deliver Lessor written notice that it still desires the requested change within such three (3) Business Day period, Lessee shall be deemed to have withdrawn its request for the change. Each change order shall include a recap of the total costs of the Work and shall reference all changes made up to the date of such change order. Lessee

 .
shall be responsible for paying any additional costs in the Work resulting from any changes in the Work requested by Lessee.

         8.Quality of Construction. All Work shall be done by Contractor on behalf of Lessor in a good and workmanlike manner. Architect shall obtain all necessary permits, licenses and approvals including building permits, from such governmental authorities for such construction. Lessee's Representative shall have access to the construction in progress and shall be notified of all construction progress meetings with Lessor, Contractor and/or the Architect.

         9.Early Entry. With Lessor's prior written approval, Lessee and Lessee's contractors shall have the privilege of entering into the Demised Premises prior to their being Ready for Occupancy for purposes of cable, telephone and furniture installation; provided that such entry or work does not interfere with the construction of the Tenant Improvements by Contractor. No payment of minimum rent or additional rent shall be required of Lessee for the aforesaid entry or entries by Lessee or its contractors prior to the Substantial Completion of the Tenant Improvements. Lessee hereby indemnifies, and shall hold harmless Lessor, its officers, directors, agents, employees and contractors from and against all claims, damages, losses, expenses for bodily injury or property damage, including attorneys' fees, arising out of or resulting from Lessee's early entry into the Demised Premises prior to their being Ready for Occupancy pursuant to this Paragraph 9, including any expenses incurred by Lessor for delays in the completion of the Work caused by such early entry, and for any damages to the Work caused by Lessee or Lessee's contractors prior to the Demised Premises being Ready for Occupancy.

         10.Tenant Improvement Representative. Prior to the commencement of the Work, Lessee shall designate in writing one individual who shall be Lessee's Representative during the Work. Lessor and Contractor shall be entitled to rely on the decisions of Lessee's Representative regarding the Work (and the decisions of Lessee's Representative shall be binding upon Lessee) until Lessor and Contractor have received written notice from Lessee that such person's authority has been revoked.

         11.Additional Provisions, This Workletter and the exhibits attached hereto set forth the entire agreement of Lessor and Lessee with respect to the completion of the Work. Neither this Workletter nor any of the provisions contained in this Workletter may be changed or waived, except by a written instrument signed by both parties. Any costs or expenses which Lessee is required to pay under this Workletter (such as additional construction costs due to changes in the Work) shall be due and payable in full upon Substantial Completion of the Work, and the presentation to Lessee of a written statement setting forth the amounts due from Lessee.

                      CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

STATE OF CALIFORNIA :
County of San Francisco     :

On this 2nd day of April, 1996, before me, Lynn Salanga, Notary Public, personally appeared Douglas C. Morris and Roy S. Robins, personally known to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

LYNN SALANGA                               WITNESS my hand and official seal.
COMM. No. 1051145
Notary Republic-California                 /s/Lynn Salanga
SAN FRANCISCO COUNTY                       -----------------------------
My Comm. Expires FEB 6, 1999
                                           LYNN SALANGA
                                           Notary Public in and for the State of
[Seal]                                     California, residing in San Francisco




DESCRIPTION OF THE ATTACHED DOCUMENT

Title and Type: Office Lease by and between the Trustees under the Will and of the Estate of James Campbell, deceased, and Benefits - Plus Administrators, Inc. for space at the 400 Building located in Bellevue, Washington.

Dated: March 22, 1996

Signer(s) Other Than Named Above: Louis R. Baransky, Chairman, and Ben W. Reppond, Secretary, of Benefits - Plus Administrators, Inc.

                                GUARANTY OF LEASE

         This Guaranty is made as of March 22,1996, by BEN W. REPPOND and LOUIS
R. BARANSKY (if one person or entity "Guarantor", and if more than one person or entity "Guarantors"), for the benefit of THE TRUSTEES UNDER THE WILL AND OF THE ESTATE OF JAMES CAMPBELL, DECEASED, acting in their fiduciary and not in their individual capacities ("Lessor").

                                    RECITALS:

         A. Lessor has agreed to enter into a Lease dated as of March 22, 1996 (the "Lease") with Benefits Plus Administrators, Inc., a Washington corporation ("Lessee"), for certain space (the "Demised Premises") located in a building (the "Building") currently known as the 400 Building, situated at 400 108th Avenue N.E., Bellevue, King County, Washington.

         B. Guarantor(s) has a financial interest in Lessee, and will receive a material benefit from the Lease. Guarantor(s) acknowledges Lessor would not enter into the Lease without this Guaranty.

                                   AGREEMENT:

         In consideration of and to induce Lessor to enter into the Lease, Guarantor(s) agrees as follows:

         1. Subject to Paragraph 11 below, Guarantor(s) hereby guarantees to Lessor the full and prompt payment of all sums, including, but not limited to the rent, taxes, insurance, utility charges and any and all other sums and charges payable by Lessee under the Lease as the same may be amended from time to time, and the full performance and observance of all the covenants, terms conditions and agreements therein provided to be performed and observed by Lessee. Guarantor(s) hereby covenants and agrees to and with Lessor if Lessee or its sublessees, successors or assigns at any time defaults in the payment of any such sum or in the performance of any of the terms, covenants, provisions or conditions contained in the Lease and such default is not cured within the applicable cure period, Guarantor(s) will immediately pay such sum or will forthwith perform and fulfill such terms, covenants and conditions and agreements, and will immediately pay to Lessor, its successors and assigns all damages that may arise as a consequence of any default by Lessee under the Lease, including without limitation, all reasonable attorneys' fees incurred by Lessor.


         2. This is an absolute and unconditional guaranty of payment and performance. The obligations of Guarantor(s) hereunder are independent of the obligations of Lessee, and a separate action or actions may be brought and prosecuted against each Guarantor, regardless of whether an action is brought against Lessee or any other Guarantor and regardless of whether Lessee or any other Guarantor is joined in such action or actions, and each Guarantor waives the benefit of any statute of limitations affecting his, her or its liability hereunder or the enforcement thereof. The liability of Guarantor(s) hereunder is primary and shall not be affected or diminished by any transfer (by sublease, assignment or otherwise) of Lessee's interest in the Lease.

         3. Guarantor(s) authorizes Lessor, without notice or demand and without affecting any Guarantor's liability hereunder, from time to time to (a) renew, extend, accelerate or otherwise change the time for payments under or otherwise change the terms of, the Lease or any part thereof; (b) take and hold security for the payment of this Guaranty or the indebtedness guaranteed and exchange, enforce, waive and release any such security; (c) apply any security for the Lease or direct the order or manner of sale thereof as Lessor in its sole discretion may determine; (d) release or substitute any one or more Guarantor(s); (e) modify or alter the liability of Lessee under the Lease; or (f) settle or compromise any claim of Lessor against Lessee. Lessor may assign the Lease and this Guaranty in whole or in part, without notice and without in any manner affecting Guarantor's obligations hereunder.

         4. Guarantor(s) waives any right to require Lessor to (a) proceed against Lessee; (b) proceed against or exhaust any security held from Lessee; or (c) pursue any other remedy in Lessor's power whatsoever. Guarantor(s) waives any defense arising by reason of any disability or other defense of Lessee or by reason of the cessation from any cause whatsoever of the liability of Lessee. Until all obligations of Lessee to Lessor under the Lease shall have been fully paid and performed, Guarantor(s) shall have no right of subrogation, and waive any right to enforce any remedy which Lessor now has or may hereafter have against Lessee, and waive any benefit of, and any right to participate in any security now or hereafter held by Lessor. Guarantor(s) waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional indebtedness and all other notices of every kind and nature to which Guarantor(s) might otherwise be entitled as a matter of law.

         5. Any indebtedness of Lessee now or hereafter held by each or both of the Guarantor(s) is hereby subordinated to the indebtedness of Lessee to Lessor and such indebtedness of Lessee to Guarantors, if Lessor so requests after a default by Lessee under the Lease, shall be collected, enforced and received by Guarantor(s)
as a trustee for Lessor and be paid over to Lessor on account of the indebtedness of Lessee to it, but without reduction or affecting in any manner the liability of Guarantor(s) under the other provisions of this Guaranty. Until such time as the Lease has been paid and performed in full, Guarantor(s) agrees not to exercise any rights any of them may now or hereafter acquire against Lessee (whether by subrogation, reimbursement, or otherwise) arising out of payments to Lessor hereunder. Guarantor(s) hereby waives and relinquishes in favor of Lessor and Lessee any claim or right to payment either or both of the Guarantor(s) may now have or hereafter have or acquire against Lessee, by subrogation or otherwise.

         6. Guarantor(s) agrees it is not necessary for Lessor to inquire into the powers of Lessee or any officers, directors, partners or agents acting or purporting to act on its behalf and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder. Guarantor(s) warrants that no consent of any persons or entities or any governmental authority is necessary for Guarantor(s) to execute, deliver and perform this Guaranty.

         7. Guarantor(s) shall pay all costs of enforcement of this Guaranty, including Lessor's reasonable attorneys' fees and all costs and expenses of suit and in preparation therefor and on appeal therefrom. Any sums due hereunder which are not paid when due shall bear interest at the maximum rate permitted by law.

         8. This Guaranty shall continue in full force and effect and shall be unaffected by any bankruptcy, reorganization or insolvency of Lessee or any successor or assign of Lessee or any disaffirmance or rejection of the Lease by a trustee of Lessee or any trustee of any successor or assign of Lessee. This Guaranty may not be changed, modified, discharged or terminated orally or in any other manner other than by an agreement in writing signed by Guarantor(s) and Lessor. For purposes of this Guaranty, the term "Lessee" shall include any successor, sublessee or assignee of Lessee; the term "Lessor" shall include any successor or assignee of Lessor; and the term "Lease" shall include any amendment, extension or renewal of the Lease, whether made with or without the consent of Guarantor(s). This Guaranty shall be the joint and several obligation of each of the undersigned if there be more than one, and shall bind the individual and community property of each of them.

         9. This Guaranty shall be governed by and construed and enforced under the laws of the State of Washington, United States of America. Guarantor(s) irrevocably submits to the jurisdiction of any state or federal court sitting in King County, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Guaranty. Guarantor(s) waives any objection to venue in such court and waive any claim that such form is an inconvenient form.

         10. Within twenty (20) days after Lessor's written request, each Guarantor shall provide Lessor with a copy of his, her or its current financial statement, prepared in accordance with generally accepted accounting principles, consistently applied, or such other accounting practices as may be reasonably acceptable to Lessor, and certified as true and correct by the applicable Guarantor.

         11. The maximum liability of Guarantor(s) hereunder shall be the unamortized balance (calculated as provided below) of the sum of (i) the tenant improvement costs incurred by Lessor in connection with the Lease, including all costs associated with the design and permitting of the tenant improvements to the Demised Premises, and (ii) all brokerage commissions incurred by Lessor in connection with the Lease (collectively "Lessor's Costs"). For purposes of calculating the unamortized balance of Lessor's Costs, so long as Lessee is not in default under the Lease, each month during the term of the Lease, Lessor's Costs shall be reduced by the monthly payment amount necessary to fully amortize Lessor's Costs over the initial term of the Lease, in substantially equal payments, at an interest rate of nine percent (9%) per annum.

         IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the day and year first written above.

                              GUARANTOR(S):

                              /s/  Ben W. Reppond
                              -------------------------
                              Ben W. Reppond

                              Address: 13217 - 9th Ave NW
                                      -------------------
                              Seattle, WA 98177
                              -----------------
                              Social Security No.: ###-##-####
                                                   -----------

                              /s/  Louis R. Baransky
                              -------------------------
                              Louis R. Baransky

                              Address: 11607-72ND PL. NC
                                       -----------------
                              Kirkland, WA 98034
                              ------------------
                              Social Security No.: 538404949
                                                   ---------

STATE OF WASHINGTON   )
                      )  ss.
COUNTY OF KING        )

         On this 22nd day of March, 1996, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared BEN W. REPPOND, known to me to be the individual named in and who executed the foregoing document, and acknowledged to me that he signed the same as his free and voluntary act and deed for the uses and purposes therein mentioned.

         I certify that I know or have satisfactory evidence of the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

         WITNESS my hand and official seal the day and year in this certificate above written.

                                        /s/ Carol Baldwin
                                        ------------------------------
                                        Signature

                                        Carol Baldwin
                                        ------------------------------
                                        Print Name

                                        NOTARY PUBLIC in and for the State of
                                        Washington, residing at Bellevue.
                                        My commission expires 10-2-97.




STATE OF WASHINGTON   )
                      )  ss.
COUNTY OF KING        )

         On this 22nd day of March, 1996, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared LOUIS
R. BARANSKY, known to me to be the individual named in and who executed the foregoing document, and acknowledged to me that he signed the same as his free and voluntary act and deed for the uses and purposes therein mentioned.

         I certify that I know or have satisfactory evidence of the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

         WITNESS my hand and official seal the day and year in this certificate above written.

                                        /s/ Carol Baldwin
                                        ------------------------------
                                        Signature

                                        Carol Baldwin
                                        ------------------------------
                                        Print Name

                                        NOTARY PUBLIC in and for the State of
                                        Washington, residing at Bellevue.
                                        My commission expires 10-2-97.